Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS
(Daniel J. Murphy, Jr.)

This Separation Agreement and General Release of Claims (“Agreement” or “General Release”) is made and entered into by and between Daniel J. Murphy, Jr., for himself and on behalf of his agents, assigns, heirs, executors, administrators, attorneys and representatives (“Mr. Murphy”), and Alliant Techsystems Inc., a Delaware corporation (“ATK”), on behalf of ATK and its related corporations or affiliates, subsidiaries, predecessors, successors and assigns, present or former officers, directors, stockholders, board members, agents, employees, and attorneys, whether in their individual or official capacities, delegates, benefit plans and plan administrators, and insurers (collectively, the “Company Group”), effective January 19, 2010.

WHEREAS, Mr. Murphy and ATK are parties to an Employment Agreement, dated as of February 1, 2004, including subsequent amendments dated December 20, 2005, March 10, 2008, and August 4, 2008 (the “Employment Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms under the Employment Agreement.

WHEREAS, Mr. Murphy left his position as Chief Executive Officer of ATK and resigned from his position as a member of the ATK Board of Directors (the “Board”) and from all other officer, board and committee positions that Mr. Murphy held with ATK effective as of November 9, 2009.   Mr. Murphy’s employment with ATK will end as of March 31, 2010 (the “Termination Date”), as provided in this Agreement.

WHEREAS, in consideration of Mr. Murphy signing and complying with this Agreement and General Release, ATK agrees to provide Mr. Murphy with certain payments and other valuable consideration described below.  Further, ATK and Mr. Murphy desire to resolve and settle any and all potential disputes or claims related to Mr. Murphy’s employment or termination of employment.

WHEREAS, ATK has expended significant time and money on the promotion, advertising, and development of goodwill and a sound business reputation through which ATK has developed a list of customers and spent time and resources to learn the customers’ needs for ATK’s services and products.  This information is a valuable, special and unique asset of ATK, which Mr. Murphy acknowledges constitutes confidential and proprietary information.

WHEREAS, ATK has expended significant time and money on technology, research and development through which it has developed products, processes, technologies and services that are valuable, special and unique assets of ATK, which Mr. Murphy acknowledges constitute confidential and proprietary information.

WHEREAS, the disclosure to or use by third parties of any of ATK’s confidential or proprietary information or trade secrets would seriously harm ATK’s business and cause monetary loss that would be difficult, if not impossible, to measure.

THEREFORE, ATK and Mr. Murphy (the “Parties”) mutually agree to the following terms and conditions:

1.                                       Termination of Employment.

(a)                                  Termination of Active Duties.  The Parties confirm that Mr. Murphy left his position as Chief Executive Officer of ATK and resigned from his position as a member of the Board and from all other officer, board and committee positions that Mr. Murphy held with ATK or any other member of the Company Group effective as of November 9, 2009.

(b)                                 Continued Employment Through the Termination Date.  Starting November 9, 2009, and continuing through the Termination Date, subject to Mr. Murphy’s continued compliance with the terms set forth in this Agreement, Mr. Murphy shall remain employed by ATK to assist ATK in leadership transition matters on an as-needed basis, as directed by the Board from time to time.  Mr. Murphy shall continue to receive payments of his base salary in accordance with ATK’s regular payroll practices at the rate of $900,000 per year through the Termination Date.  Additionally, except as prohibited by law or under the terms of any employee benefit plan maintained by ATK, Mr. Murphy shall be eligible to continue participating in and receiving benefits under ATK’s employee benefit plans on the same basis as active employees of ATK until the Termination Date; provided, however, that for purposes of determining the timing of any payments to be made to Mr. Murphy under any plan or arrangement that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), the Parties acknowledge and agree that Mr. Murphy shall be deemed to have “separated from service” within the meaning of Section 409A as of November 9, 2009.

(c)                                  Final Paycheck.  ATK will pay Mr. Murphy for all salary earned through the Termination Date.  Mr. Murphy’s continuing rights, if any, under all other ATK employee benefits plans will be governed by those plans, except as specifically set forth herein.

(d)                                 Restricted Stock.  Mr. Murphy does not have any unvested and outstanding shares of restricted stock.

(e)                                  Performance Shares and Cash Incentive Payments.  Mr. Murphy has four Performance Awards as specifically stated below.  These awards were granted under ATK’s 2005 Stock Incentive Plan, as amended, or ATK’s Executive Officer Incentive Plan, and the awards are subject to the terms of the applicable plan, award agreements and ATK’s compensation system.  Nothing in this Agreement creates any additional rights with respect to these awards.  Mr. Murphy understands that he will remain eligible to receive a prorated number of the performance shares and a prorated cash incentive payment earned (if any) based on the portion of the performance period during which Mr. Murphy remains employed with ATK through the Termination Date.  Specifically:

(i)                                                                                         For the Performance Award Agreement for the ATK fiscal years 2008 through 2010 (April 1, 2007 — March 31, 2010), there will be no proration.

(ii)                                                                                      For the Performance Award Agreement for the ATK fiscal years 2009 through 2011 (April 1, 2008 — March 31, 2011), the proration is two-thirds of shares and cash.

(iii)                                                                                   For the Performance Growth Award Agreement for the ATK fiscal years 2010 through 2012 (April 1, 2009 — March 31, 2012), the proration is one-third of shares and cash.

(iv)                                                                                  For the Relative Stockholder Return Performance Award Agreement for the ATK fiscal years 2010 through 2012 (April 1, 2009 — March 31, 2012), the proration is one-third of shares.

ATK expects to make payment of these awards within 2½ months following the completion of the respective performance periods.  The number of shares delivered and the amount of any cash payout depends on whether and to what extent (if any) ATK meets the objectives set forth pursuant to the respective Performance Award Agreements and terms of the applicable plan.  All payments will be taxed in accordance with the federal and state tax laws that apply and ATK practice and will be subject to the terms of the applicable Performance Award Agreement and the related plan.

(f)                                    Stock Options.  All of Mr. Murphy’s stock options have vested.  All stock options held by Mr. Murphy that are exercisable as of the Termination Date will remain exercisable until the earlier of (i) the option’s expiration date under the Non-Qualified Stock Option Agreement pursuant to which it was granted or (ii) three years from the Termination Date, and shall otherwise remain subject to the terms of the applicable Non-Qualified Stock Option Agreements.

(g)                                 Deferred Compensation.  Any compensation Mr. Murphy deferred under the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan (or predecessor plan) shall be paid in accordance with his pre-selected distribution options and the terms of that plan.

(h)                                 SERP.  Mr. Murphy’s Supplemental Retirement Plan (“SERP”) benefit will be paid pursuant to the terms of ATK’s SERP and his Employment Agreement.  Mr. Murphy shall be credited with service under the plan through the Termination Date.  Pursuant to the terms of the Employment Agreement, Mr. Murphy’s SERP benefit shall be paid to Mr. Murphy as a lump sum cash payment on the first day of the seventh month following the month during which Mr. Murphy “separated from service” with ATK (i.e., payment shall be made on June 1, 2010 (the “Payment Date”)).  Because of the timing of the EIP incentive (late May 2010), it will not be included in the SERP payment on the Payment Date. An additional SERP calculation may be made after the EIP payment is determined, if any.  If this EIP incentive calculation results in additional SERP benefits, there will be an additional SERP payment which will be made as soon as practically feasible but in no event later than two months from the date the EIP incentive payment is made.

2.                                       Severance Benefits.  In exchange for the promises contained herein and in full satisfaction of Mr. Murphy’s rights under the Employment Agreement, and subject to Mr. Murphy’s execution, without revocation during any applicable revocation period, of the General Release contained herein, and subject to Mr. Murphy’s subsequent execution as of the Termination Date, without revocation during any applicable revocation period, of the General Release attached hereto as Exhibit A, ATK will provide Mr. Murphy with the severance benefits described below (together referred to as “Severance Benefits”):

(a)                                  Severance Pay.  ATK will pay Mr. Murphy a single lump-sum severance payment in the amount of $1,800,000, which is equal to 24 months base salary, payable on the Payment Date (June 1, 2010).  This severance payment will be subject to all applicable withholdings and will be taxable as payroll wages.  No 401(k) deductions will be taken from the payment nor is the severance payment pensionable earnings (for example, it is not “Earnings” or “Recognized Compensation”) for purposes of any ATK qualified or non-qualified employee benefits plans.  Mr. Murphy acknowledges and agrees that he will not be entitled to receive any additional severance benefits under any ATK severance plan, policy or agreement.

(b)                                 Annual Incentive Compensation.  Mr. Murphy will be eligible to receive an annual cash incentive payment pursuant to the ATK Executive Officer Incentive Plan (“EIP”) in respect of the fiscal year ending March 31, 2010.  The amount paid (if any) under the EIP will be based on ATK’s actual financial corporate performance achieved as compared to the performance goals established in the beginning of ATK’s current fiscal year, subject to the terms of the EIP and ATK’s compensation system.  The EIP amount (if any) will be paid in a single lump sum payment in cash at the time all other EIP participants receive payment of their annual cash incentive payments for such fiscal year.

(c)                                  Financial Planning.  Mr. Murphy will be reimbursed for financial planning services for a period of three years following the Termination Date, at an amount not to exceed $15,000 per calendar year, no later than 2 ½ months following the year in which the financial planning expense was incurred.

(d)                                 Relocation Expenses.  Mr. Murphy will be eligible to receive reimbursement for relocation expenses as set forth in Section 5 of the Employment Agreement (which is for relocation outside of the Minneapolis, Minnesota area).  For purposes of relocation, Mr. Murphy’s “termination date” is November 9, 2009.  Therefore, Mr. Murphy must start any relocation process no later than November 8, 2010.  Additionally, Mr. Murphy shall complete the relocation process and submit proper supporting documentation for reimbursement to ATK no later than November 8, 2011, and ATK shall reimburse Mr. Murphy for such expenses no later than December 31, 2012.

(e)                                  Independent Consideration.  Mr. Murphy understands and agrees that he is only eligible for Severance Benefits because he has signed and not revoked this General Release.  Mr. Murphy acknowledges that he is not otherwise entitled to receive such additional and valuable consideration.  Except as otherwise provided in Paragraph 5(b), by Mr. Murphy’s signature on this General Release, he waives all rights to any other benefits or cash payment (whether pursuant to the Employment Agreement or otherwise).  Further, Mr. Murphy agrees that these Severance Benefits are adequate consideration for the promises herein.

3.                                       Post Employment Restrictions.

(a)                                  Confidentiality.  Mr. Murphy acknowledges that in the course of his employment with ATK, he has had access to confidential and proprietary information and trade secrets.  Mr. Murphy agrees to maintain the confidentiality of ATK’s confidential and proprietary information and trade secrets.  Mr. Murphy agrees not to disclose or otherwise make available to any person, company or other party confidential or proprietary information or trade secrets.

(b)                                 Competition Restrictions.  From the date hereof through the first anniversary of the Termination Date, Mr. Murphy agrees that he will not directly or indirectly, own, manage, operate, control, be employed by, provide consulting or other services of any kind to, participate in or be connected in any manner with the ownership, management, operation or control any person or entity that is in direct competition with ATK or its affiliates.

(c)                            Non-solicitation.  From the date hereof through the second anniversary of the Termination Date, Mr. Murphy agrees that he will not induce or attempt to induce any employee of ATK or its affiliates to leave his or her employment with ATK or its affiliates or to become employed by any business enterprise with which he may then be employed, associated or connected, or induce or attempt to induce any customer or supplier of ATK or its affiliates to cease doing business with or reduce the level of its business with ATK or its affiliates.

(d)                           Breach of Post-Employment Restrictions.  If Mr. Murphy breaches any of his obligations under this Paragraph 3, then he will not be entitled to, and shall return the Severance Pay provided in Paragraph 2(a).  ATK will be entitled to attorneys’ fees and costs incurred in seeking injunctive relief and damages including collecting the repayment of applicable consideration.  Such action on the part of ATK will not in any way affect the enforceability of the General Release of Claims provided in Paragraph 5, which is adequately supported by the remaining Severance Benefits provided in Paragraph 2.

4.                                       General Release of Claims.

(a)                                  General Release.  Except as stated in Paragraph 5(b), Mr. Murphy hereby releases and forever discharges each member of the Company Group from all claims and causes of action, whether or not Mr. Murphy currently has knowledge of such claims and causes of action, of any kind whatsoever, which Mr. Murphy, his heirs, executors, administrators, successors and assigns ever had, now have or may have against any member of the Company Group, in law, admiralty or equity, whether known or unknown to Mr. Murphy, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Mr. Murphy, including without limitation, any such claims or causes of action arising, or which may have arisen, out of or in connection with the Employment Agreement or Mr. Murphy’s employment or termination of employment with ATK.  This includes, but is not limited to, claims, demands or actions arising under any federal or state law such as the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act

(“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), the Family Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Fair Labor Standards Act (“FLSA”), the National Labor Relations Act (“NLRA”), the Occupational Safety and Health Act (“OSHA”), the Rehabilitation Act, the Minnesota Human Rights Act, and Minn. Stat. Chap. 181, all as amended.

This General Release includes any state human rights or fair employment practices act, or any other federal, state or local statute, ordinance, regulation or order regarding conditions of employment, compensation for employment, termination of employment, or discrimination or harassment in employment on the basis of age, gender, race, religion, disability, national origin, sexual orientation, or any other protected characteristic, and the common law of any state.

Mr. Murphy further understands that this General Release extends to all claims which he may have as of this date against the Company Group based upon statutory or common law claims for breach of contract, breach of employee handbooks or other policies, breach of promises, fraud, wrongful discharge, defamation, emotional distress, whistleblower claims, negligence, assault, battery, or any other theory, whether legal or equitable.

Mr. Murphy agrees that this General Release includes all damages available under any theory of recovery, including, without limitation, any compensatory damages (including all forms of back-pay or front-pay), attorneys’ fees, liquidated damages, punitive damages, treble damages, emotional distress damages, pain and suffering damages, consequential damages, incidental damages, statutory fines or penalties, and/or costs or disbursements.  Except as stated in Paragraph 5(b), Mr. Murphy is completely and fully waiving any rights under the above stated statutes, regulations, laws, or legal or equitable theories.

(b)                           Exclusions from General Release.  Mr. Murphy is not waiving any right to enforce the terms of this General Release or his right to assert claims that are based on events that happen after this General Release becomes effective.  Mr. Murphy agrees that ATK reserves any and all defenses, which it has or might have against any claims brought by Mr. Murphy.  These defenses include, but are not limited to, ATK’s right to seek available costs and attorneys’ fees, and to have any money or other damages that might be awarded to Mr. Murphy reduced by the amount of money paid to Mr. Murphy pursuant to this General Release.  Nothing in this General Release interferes with Mr. Murphy’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or to participate in an EEOC investigation or proceeding.  Nevertheless, Mr. Murphy understands that he has waived his right to recover any individual relief or money damages, which may be awarded on such a charge.

(c)                            Right to Revoke.  This General Release does not become effective for a period of fifteen (15) days after Mr. Murphy signs it, and Mr. Murphy has the right to cancel it during that time.  Any decision to revoke this General Release must be made in writing and hand-delivered to ATK or, if sent by mail, postmarked within the fifteen (15) day time period and addressed to ATK’s General Counsel, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344.  Mr. Murphy understands that if he decides to revoke this General Release, he will not be entitled to any Severance Benefits and this Agreement shall be void. ATK may publicly announce the terms of this Agreement immediately upon or following the Parties’ execution thereof.

5.                                       Unemployment Compensation Benefits.  If Mr. Murphy applies for unemployment compensation, ATK will not challenge his entitlement to such benefits.  Mr. Murphy understands that ATK does not decide whether he is eligible for unemployment compensation benefits, or the amount of the benefit.

6.                                       No Wrongdoing.  By entering into this General Release, ATK does not admit that it has acted wrongfully with respect to Mr. Murphy’s employment or that Mr. Murphy has any rights or claims against the Company Group.

7.                                       No Adequate Remedy at Law.  Mr. Murphy acknowledges and agrees that his breach of the Post-Employment Restrictions provided in Paragraph 3 would cause irreparable harm to the Company Group and the remedy at law would be inadequate.  Accordingly, if Mr. Murphy violates such Paragraph, ATK is entitled to injunctive relief in addition to any other legal or equitable remedies.

9.                                       Choice of Law and Venue.  The terms of this Agreement and General Release will be governed by the laws of Minnesota (without regard to conflict of laws principles).  Any legal action to enforce this Agreement and General Release shall be brought in a competent court of law in Hennepin County.

10.                                 Severability.  If any of the terms of this General Release are deemed to be invalid or unenforceable by a court of law, the validity and enforceability of the remaining provisions of this General Release will not in any way be affected or impaired thereby.  In the event that any court having jurisdiction of the parties should determine that any of the post-employment restrictions set forth in Paragraph 3 of this General Release are overbroad or otherwise invalid in any respect, Mr. Murphy acknowledges and agrees that the court so holding shall construe those provisions to cover only that scope, duration or extent of those activities which may validly and enforceably be restricted, and shall enforce the restrictions as so construed.  The Parties acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be construed in a manner which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

11.                                 No Assignment.  This General Release is personal to Mr. Murphy and Mr. Murphy cannot assign it to any other person or entity.

12.                                 Attorneys’ Fees.  Mr. Murphy understands that he is responsible to pay his own costs and attorneys’ fees, if any, that he incurred in consulting with an attorney about this General Release.

13.                                 Entire Agreement.  This Agreement and General Release (including the provisions of the Employment Agreement setting forth post-employment restrictions for Mr. Murphy as described in Paragraph 3 above) constitutes the entire agreement between ATK and Mr. Murphy regarding the subject matter included in this document.  Mr. Murphy agrees that there are no promises or understandings outside of this Agreement and General Release, except with respect to Mr.

Murphy’s obligations to maintain the confidentiality of secret or top secret information.  This Agreement and General Release supersedes and replaces all prior or contemporaneous discussions, negotiations or understandings regarding Mr. Murphy’s termination of employment and the subject matter of this Agreement and General Release, whether written or oral, including the Employment Agreement, except as set forth herein.  Any modification or addition to this Agreement and General Release must be in writing, signed by an officer of ATK and Mr. Murphy.

14.                                 Opportunity to Review.

(a)                                  Mr. Murphy certifies that he is signing this General Release voluntarily and with full knowledge of its consequences.  Mr. Murphy understands that he has at least twenty-one (21) days from the date he received this General Release to consider it, and that he does not have to sign it before the end of the twenty-one (21) day period and that any execution of such General Release prior to the expiration of such twenty-one (21) day period is voluntary.  Mr. Murphy is advised to use this time to consult with an attorney prior to executing this General Release.

(b)                                 Mr. Murphy understands that the offer to accept this General Release remains open for twenty-one (21) days.  If Mr. Murphy has not signed this General Release within twenty-one (21) days of receiving it, then this offer expires and ATK will be under no obligation to accept this General Release or to provide Mr. Murphy any Severance Benefits.

15.                                 Section 409A.  This Agreement is intended to comply with Section 409A and will be interpreted accordingly.  The Parties acknowledge that Mr. Murphy’s “separation from service” within the meaning of Section 409A occurred on November 9, 2009 and that Mr. Murphy was a “specified employee” as defined in Section 409A on such date.  Each payment made under this Agreement shall be designated as a “separate payment” within the meaning of Section 409A.

16.                               Understanding and Acknowledgement.  Mr. Murphy understands all of the terms of this General Release and has not relied on any oral statements or explanation by ATK.  Mr. Murphy has had adequate time to consult with legal counsel and to consider whether to sign this sign this General Release, and Mr. Murphy is signing it knowingly and voluntarily.

IN WITNESS WHEREOF, Mr. Murphy and ATK have executed this Agreement and General Release by signature below.

Date:	1/18/2010	Daniel J. Murphy, Jr.

/s/ Daniel J. Murphy
Employee’s Signature

Date:	1/19/10	Alliant Techsystems Inc.

/s/ Keith D. Ross
		By:	Keith Ross
		Its:	Senior Vice President, General Counsel and Secretary

Exhibit A

[Form of Release to be Signed by Mr. Murphy on March 31, 2010]

This General Release of Claims ( “General Release”) is made and entered into by Daniel J. Murphy, Jr., for himself and on behalf of his agents, assigns, heirs, executors, administrators, attorneys and representatives (“Mr. Murphy”), effective March 31, 2010.  Capitalized terms used herein without definition have the meanings assigned to such terms under the Separation Agreement and General Release of Claims between Mr. Murphy and Alliant Techsystems Inc., a Delaware corporation (“ATK”), dated December       , 2009 (the “Separation Agreement”).

1.                                       General Release of Claims.

(a)                                  General Release.  Except as stated in Paragraph 1(b) below, Mr. Murphy hereby releases and forever discharges each member of the Company Group from all claims and causes of action, whether or not Mr. Murphy currently has knowledge of such claims and causes of action, of any kind whatsoever, which Mr. Murphy, his heirs, executors, administrators, successors and assigns ever had, now have or may have against any member of the Company Group, in law, admiralty or equity, whether known or unknown to Mr. Murphy, for, upon, or by reason of, any matter, action, omission, course or thing whatsoever occurring up to the date this Agreement is signed by Mr. Murphy, including without limitation, any such claims or causes of action arising, or which may have arisen, out of or in connection with the Employment Agreement or Mr. Murphy’s employment or termination of employment with ATK.  This includes, but is not limited to, claims, demands or actions arising under any federal or state law such as the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”), the Americans with Disabilities Act (“ADA”), the Family Medical Leave Act (“FMLA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Worker Adjustment Retraining and Notification Act (“WARN”), the Fair Labor Standards Act (“FLSA”), the National Labor Relations Act (“NLRA”), the Occupational Safety and Health Act (“OSHA”), the Rehabilitation Act, the Minnesota Human Rights Act, and Minn. Stat. Chap. 181, all as amended.

This General Release includes any state human rights or fair employment practices act, or any other federal, state or local statute, ordinance, regulation or order regarding conditions of employment, compensation for employment, termination of employment, or discrimination or harassment in employment on the basis of age, gender, race, religion, disability, national origin, sexual orientation, or any other protected characteristic, and the common law of any state.

Mr. Murphy further understands that this General Release extends to all claims which he may have as of this date against the Company Group based upon statutory or common law claims for breach of contract, breach of employee handbooks or other policies, breach of promises, fraud, wrongful discharge, defamation, emotional distress, whistleblower claims, negligence, assault, battery, or any other theory, whether legal or equitable.

Mr. Murphy agrees that this General Release includes all damages available under any theory of recovery, including, without limitation, any compensatory damages (including all forms of back-pay or front-pay), attorneys’ fees, liquidated damages, punitive damages, treble damages, emotional distress damages, pain and suffering damages, consequential damages, incidental damages, statutory fines or penalties, and/or costs or disbursements.  Except as stated in Paragraph 1(b), Mr. Murphy is completely and fully waiving any rights under the above stated statutes, regulations, laws, or legal or equitable theories.

(b)                                 Exclusions from General Release.  Mr. Murphy is not waiving any right to enforce the terms of this General Release, the Separation Agreement or his right to assert claims that are based on events that happen after this General Release becomes effective.  Mr. Murphy agrees that ATK reserves any and all defenses, which it has or might have against any claims brought by Mr. Murphy.  These defenses include, but are not limited to, ATK’s right to seek available costs and attorneys’ fees, and to have any money or other damages that might be awarded to Mr. Murphy reduced by the amount of money paid to Mr. Murphy pursuant to the Separation Agreement.  Nothing in this General Release interferes with Mr. Murphy’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or to participate in an EEOC investigation or proceeding.  Nevertheless, Mr. Murphy understands that he has waived his right to recover any individual relief or money damages, which may be awarded on such a charge.

(c)                                  Right to Revoke.  This General Release does not become effective for a period of fifteen (15) days after Mr. Murphy signs it, and Mr. Murphy has the right to cancel it during that time.  Any decision to revoke this General Release must be made in writing and hand-delivered to ATK or, if sent by mail, postmarked within the fifteen (15) day time period and addressed to ATK’s General Counsel, Alliant Techsystems Inc., 7480 Flying Cloud Drive, Minneapolis, MN 55344.  Mr. Murphy understands that if he decides to revoke this General Release, he will not be entitled to any Severance Benefits described under the Separation Agreement.

2.                                       Choice of Law and Venue.  The terms of this General Release will be governed by the laws of Minnesota (without regard to conflict of laws principles).  Any legal action to enforce this General Release shall be brought in a competent court of law in Hennepin, County.

3.                                       Attorneys’ Fees.  Mr. Murphy understands that he is responsible to pay his own costs and attorneys’ fees, if any, that he incurred in consulting with an attorney about this General Release.

4.                                       Opportunity to Review.

(a)                                  Mr. Murphy certifies that he is signing this General Release voluntarily and with full knowledge of its consequences.  Mr. Murphy understands that he has at least twenty-one (21) days from the date he received this General Release to consider it, and that he does not have to sign it before the end of the twenty-one (21) day period and that any execution of such General Release prior to the expiration of such twenty-one (21) day period is voluntary.  Mr. Murphy is advised to use this time to consult with an attorney prior to executing this General Release.

(b)                                 Mr. Murphy understands that the offer to accept this General Release remains open for twenty-one (21) days.  If Mr. Murphy has not signed this General Release within twenty-one (21) days of receiving it, then this offer expires and ATK will be under no obligation to accept this General Release or to provide Mr. Murphy any Severance Benefits.

5.                                       Understanding and Acknowledgement.  Mr. Murphy understands all of the terms of this General Release and has not relied on any oral statements or explanation by ATK.  Mr. Murphy has had adequate time to consult with legal counsel and to consider whether to sign this sign this General Release, and Mr. Murphy is signing it knowingly and voluntarily.

IN WITNESS WHEREOF, Mr. Murphy has executed this General Release by his signature below.

Date:	1/18/2010	Daniel J. Murphy, Jr.

/s/ Daniel J. Murphy
Employee’s Signature